SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2007

Insight Communications Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26677	13-4053502
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

810 7th Avenue
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(917) 286-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act     (17 CFR 240.14d-2(b))

☐                                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act      (17 CFR 240.13e-4(c))

Item 1.01                           Entry into a Material Definitive Agreement.

On February 12, 2007, Insight Midwest Holdings, LLC amended its $2.445 billion senior credit facility to reduce the applicable margin with respect to its $1.8 billion Term Loan B facility by 25 basis points, or 0.25%. This summary is qualified in its entirety by reference to the full text of the amendment, a final form of which is included as Exhibit 10.2 with this report and incorporated herein by this reference.

Item 9.01         Financial Statements and Exhibits.

(a)           Not Applicable.

(b)           Not Applicable.

(c)           Not Applicable.

(d)           Exhibit:

10.1

Credit Agreement dated as of October 6, 2006, among Insight Midwest Holdings, LLC, the lenders from time to time party thereto, J.P. Morgan Securities Inc. and Bank of America, N.A., as Co-Syndication Agents, Morgan Stanley Senior Funding, Inc., General Electric Capital Corporation, Wachovia Bank, National Association and The Royal Bank of Scotland PLC, as Co-Documentation Agents, The Bank of New York, as Administrative Agent and J.P. Morgan Securities Inc. and Banc of America Securities LLC as Joint Lead Arrangers (incorporated by reference to Exhibit 10.1 to the Form 8-K filed October 13, 2006)

10.2	Amendment No. 1 to Credit Agreement, dated as of February 12, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Communications Company, Inc.

Dated: February 16, 2007	By:	/s/ Elliot Brecher
Elliot Brecher
Senior Vice President and General Counsel